Phillips 66 Partners Reports First-Quarter 2020 Financial Results

Exhibit 99.1

Phillips 66 Partners Reports
First-Quarter 2020 Financial Results

•	Reported earnings of $226 million and adjusted EBITDA of $321 million

•	Announced quarterly distribution of $0.875 per common unit

•	Recently started full operations on the Gray Oak Pipeline

HOUSTON, May 1, 2020 – Phillips 66 Partners LP (NYSE: PSXP) announces first-quarter 2020 earnings of $226 million, or $0.93 per diluted common unit. Cash from operations was $274 million, and distributable cash flow was $269 million. Adjusted EBITDA was $321 million in the first quarter, compared with $345 million in the prior quarter.

“We delivered solid financial results, operated our facilities reliably and safely, and advanced our projects in execution,” said Greg Garland, Phillips 66 Partners’ chairman and CEO. “We recently achieved full operations on the Gray Oak Pipeline. This is a significant milestone for PSXP and further enhances our stable portfolio of midstream assets backed by minimum volume commitments.”

“Phillips 66 Partners is operating in this challenging business environment from a position of financial strength, supported by a fee-based portfolio, investment grade credit rating and strong liquidity. We remain focused on maintaining our strong balance sheet and a disciplined approach to capital allocation. As we navigate through these unprecedented times, we have deferred the Liberty Pipeline project and postponed final investment decision on the ACE Pipeline.”

On April 21, 2020, the general partner’s board of directors declared a first-quarter 2020 cash distribution of $0.875 per common unit, a 4% increase over first quarter 2019.

Phillips 66 Partners Reports First-Quarter 2020 Financial Results

Financial Results

Phillips 66 Partners’ first-quarter 2020 earnings were $226 million, compared with $255 million in the fourth quarter of 2019. The Partnership reported adjusted EBITDA of $321 million in the first quarter, compared with $345 million in the prior quarter. The decreases primarily reflect lower volumes on wholly owned pipelines and terminals, driven by the impacts of decreased utilization rates at refineries operated by Phillips 66.

Liquidity, Capital Expenditures and Investments

As of March 31, 2020, total debt outstanding was $3.5 billion. The Partnership had $92 million in cash and cash equivalents and $747 million available under its revolving credit facility.

The Partnership’s capital expenditures and investments for the quarter were $234 million. Excluding $23 million of capital spending funded by Gray Oak joint venture partners, adjusted capital spending was $211 million. Growth capital included investments in the Gray Oak Pipeline, the Liberty Pipeline after its acquisition, and the South Texas Gateway Terminal, as well as spend on the Sweeny to Pasadena Pipeline, the C2G Pipeline and the Clemens Caverns.

On March 2, Phillips 66 Partners acquired Phillips 66’s 50% interest in the Liberty Pipeline project for $75 million.

Strategic Update

On April 1, the Gray Oak Pipeline commenced full operations from West Texas to Texas Gulf Coast destinations. The Eagle Ford segment of the pipeline recently started operations, marking the completion of the project. Phillips 66 Partners has a 42.25% effective ownership in the 900,000 barrels per day (BPD) pipeline.

The Gray Oak Pipeline connects to multiple terminals in Corpus Christi, Texas, including the South Texas Gateway Terminal being constructed by Buckeye Partners, L.P. The marine export terminal will have two deepwater docks, with storage capacity of 8.5 million barrels and up to 800,000 BPD of throughput capacity. Phillips 66 Partners owns a 25% interest in the terminal, which is expected to start up in the third quarter of 2020.

The Partnership is increasing storage capacity at Clemens Caverns from 9 million barrels to 16.5 million barrels in connection with the Phillips 66 project to add natural gas liquid (NGL) fractionation capacity at the Sweeny Hub. The caverns expansion is backed by long-term commitments and is expected to be completed in the fourth quarter of 2020.

Phillips 66 Partners is also constructing the C2G Pipeline, a 16 inch ethane pipeline that will connect Clemens Caverns to petrochemical facilities in Gregory, Texas, near Corpus Christi. The project is backed by long-term commitments and is expected to be completed in mid-2021.

The Sweeny to Pasadena Pipeline expansion project will add 80,000 BPD of pipeline capacity, providing additional naphtha offtake from the Sweeny fractionators. In addition, product storage capacity will increase by 300,000 barrels at the Pasadena Terminal. The project is backed by long-term commitments and is expected to be completed in the second quarter of 2020.

Phillips 66 Partners previously announced its plan to defer the Liberty Pipeline project and postpone final investment decision on the ACE Pipeline.

Phillips 66 Partners Reports First-Quarter 2020 Financial Results

Investor Webcast

Members of Phillips 66 Partners executive management will host a webcast today at 2 p.m. EDT to discuss the Partnership’s first-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Jeff Dietert (investors) 832-765-2297 jeff.dietert@p66.com	Brent Shaw (investors) 832-765-2297 brent.d.shaw@p66.com	Dennis Nuss (media) 855-841-2368 dennis.h.nuss@p66.com

Phillips 66 Partners Reports First-Quarter 2020 Financial Results

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements as defined under the federal securities laws. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil, refined petroleum products and NGL we or our joint ventures transport, fractionate, terminal and store; the tariff rates with respect to volumes that we transport through our regulated assets, which rates are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil, refined petroleum products and NGL; liabilities associated with the risks and operational hazards inherent in transporting, fractionating, terminaling and storing crude oil, refined petroleum products and NGL; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; the failure to complete construction of announced and future capital projects in a timely manner and any cost overruns associated with such projects; general domestic and international economic and political developments including: armed hostilities; expropriation of assets; changes in governmental policies relating to crude oil, refined petroleum products or NGL pricing, regulation or taxation; and other political, economic or diplomatic developments, including those caused by public health issues and outbreaks; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “EBITDA,” “adjusted EBITDA,” “distributable cash flow,” “coverage ratio” and “adjusted capital spending.” These are non-GAAP financial measures. EBITDA and adjusted EBITDA are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry. EBITDA and distributable cash flow help facilitate an assessment of our ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Our coverage ratio is calculated as distributable cash flow divided by total cash distributions and is included to help indicate the Partnership’s ability to pay cash distributions from current earnings. Additionally, adjusted capital spending is a non-GAAP financial measure that demonstrates Phillips 66 Partners' net share of capital spending. The GAAP performance measure most directly comparable to EBITDA and adjusted EBITDA is net income. The GAAP liquidity measure most comparable to EBITDA and distributable cash flow is net cash provided by operating activities. The GAAP financial measure most comparable to our coverage ratio is calculated as net cash provided by operating activities divided by total cash distributions. The GAAP financial measure most comparable to adjusted capital spending is capital expenditures and investments. These non-GAAP financial measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. They have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA, distributable cash flow, coverage ratio and adjusted capital spending may be defined differently by other companies in our industry, our definition of EBITDA, adjusted EBITDA, distributable cash flow, coverage ratio and adjusted capital spending may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliations of current quarter EBITDA, adjusted EBITDA and distributable cash flow to net income and net cash provided by operating activities, as well as adjusted capital spending to capital expenditures and investments, are included in this release.

References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports First-Quarter 2020 Financial Results

Results of Operations (Unaudited)

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q1 2020	Q4 2019
Selected Income Statement Data
Total revenues and other income	$404	432
Net income	226	255

Adjusted EBITDA	321	345
Distributable cash flow	269	254

Net Income Per Limited Partner Unit—Diluted (Dollars)
Common units	$0.93	1.06

Selected Balance Sheet Data
Cash and cash equivalents	$92	286
Equity investments	3,136	2,961
Total assets	6,997	6,961
Total debt	3,516	3,516
Equity held by public
Preferred units	747	746
Common units	2,723	2,717
Equity held by Phillips 66
Common units	(616)	(628)

Phillips 66 Partners Reports First-Quarter 2020 Financial Results

Statement of Income

	Millions of Dollars
	Q1 2020	Q4 2019
Revenues and Other Income
Operating revenues—related parties	$258	283
Operating revenues—third parties	9	8
Equity in earnings of affiliates	136	140
Other income	1	1
Total revenues and other income	404	432

Costs and Expenses
Operating and maintenance expenses	88	90
Depreciation	30	32
General and administrative expenses	17	16
Taxes other than income taxes	11	9
Interest and debt expense	29	28
Other expenses	2	2
Total costs and expenses	177	177
Income before income taxes	227	255
Income tax expense	1	—
Net income	226	255
Less: Preferred unitholders’ interest in net income	10	9
Limited partners’ interest in net income	$216	246

Phillips 66 Partners Reports First-Quarter 2020 Financial Results

Selected Operating Data

	Q1 2020	Q4 2019
Wholly Owned Operating Data
Pipelines
Pipeline revenues (millions of dollars)	$111	126
Pipeline volumes(1) (thousands of barrels daily)
Crude oil	941	1,005
Refined petroleum products and natural gas liquids	866	1,033
Total	1,807	2,038

Average pipeline revenue per barrel (dollars)	$0.67	0.67

Terminals
Terminal revenues (millions of dollars)	$43	47
Terminal throughput (thousands of barrels daily)
Crude oil(2)	460	459
Refined petroleum products	748	852
Total	1,208	1,311

Average terminaling revenue per barrel (dollars)	$0.39	0.38

Storage, processing and other revenues (millions of dollars)	$113	118
Total operating revenues (millions of dollars)	$267	291

Joint Venture Operating Data(3)
Crude oil, refined petroleum products and natural gas liquids (thousands of barrels daily)	838	793
(1) Represents the sum of volumes transported through each separately tariffed pipeline segment.
(2) Bayway and Ferndale rail rack volumes included in crude oil terminals.
(3) Proportional share of total pipeline and terminal volumes of joint ventures consistent with recognized equity in earnings of affiliates.

Cash Distributions

	Millions of Dollars Except as Indicated
	Q1 2020	Q4 2019
Cash Distributions†
Common units—public	$51	51
Common units—Phillips 66	148	149
Total	$199	200

Cash Distribution Per Common Unit (Dollars)	$0.875	0.875

Coverage Ratio*	1.35	1.27
†Cash distributions declared attributable to the indicated periods.
*Calculated as distributable cash flow divided by total cash distributions. Used to indicate the Partnership’s ability to pay cash distributions from current earnings. Net cash provided by operating activities divided by total cash distributions was 1.38x and 1.30x at Q1 2020 and Q4 2019, respectively.

Phillips 66 Partners Reports First-Quarter 2020 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income

	Millions of Dollars
	Q1 2020	Q4 2019

Net Income	$226	255
Plus:
Depreciation	30	32
Net interest expense	28	27
Income tax expense	1	—
EBITDA	285	314
Proportional share of equity affiliates’ net interest, taxes and depreciation and amortization	35	31
Expenses indemnified or prefunded by Phillips 66	—	—
Transaction costs associated with acquisitions	1	—
Adjusted EBITDA	321	345
Plus:
Deferred revenue impacts*†	2	(2)
Less:
Equity affiliate distributions less than proportional EBITDA	1	25
Maintenance capital expenditures†	15	28
Net interest expense	28	27
Preferred unit distributions	10	9
Distributable cash flow	$269	254
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.

Phillips 66 Partners Reports First-Quarter 2020 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities

	Millions of Dollars
	Q1 2020	Q4 2019

Net Cash Provided by Operating Activities	$274	259
Plus:
Net interest expense	28	27
Income tax expense	1	—
Changes in working capital	(12)	20
Undistributed equity earnings	(4)	10
Deferred revenues and other liabilities	—	1
Other	(2)	(3)
EBITDA	285	314
Proportional share of equity affiliates’ net interest, taxes and depreciation and amortization	35	31
Expenses indemnified or prefunded by Phillips 66	—	—
Transaction costs associated with acquisitions	1	—
Adjusted EBITDA	321	345
Plus:
Deferred revenue impacts*†	2	(2)
Less:
Equity affiliate distributions less than proportional EBITDA	1	25
Maintenance capital expenditures†	15	28
Net interest expense	28	27
Preferred unit distributions	10	9
Distributable cash flow	$269	254
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.